                                                                 EXHIBIT 10.41


                         UNITED STATES BANKRUPTCY COURT

                              DISTRICT OF DELAWARE


___________________________________X
IN RE:
                                                CASE NOS. 90-932
                                                through 90-984
CONTINENTAL AIRLINES, INC.,
et al.,
                                                JOINTLY ADMINISTERED
                          DEBTORS.              UNDER CASE NO. 90-932
___________________________________X



                             STIPULATION AND ORDER
                       AMONG CONTINENTAL AIRLINES, INC.,
                      CONTINENTAL AIRLINES HOLDINGS, INC.,
                            NEW YORK AIRLINES, INC.
                   UNITED STATES LEASING INTERNATIONAL, INC.,
                        AIRLEASE, LTD., PS GROUP, INC.,
                        AND TRUST COMPANY FOR USL, INC.
                    CONCERNING SEVEN BOEING 737-200 AIRCRAFT
                   AND CERTAIN ENGINES AND RELATED EQUIPMENT.


         IT IS HEREBY STIPULATED AND AGREED by and between Continental Airlines, Inc., debtor and debtor in possession ("Continental"), Continental Airlines Holdings, Inc., debtor and debtor in possession ("Holdings"), New York Airlines, Inc., debtor and debtor in possession ("NYA" and, together with Continental and Holdings, the "Debtors"), United States Leasing International, Inc., formerly United States Airlease, Inc. ("US Airlease"), Airlease, Ltd. ("Airlease"), PS Group, Inc. ("PS") (PS, together with US Airlease and Airlease, the "Beneficiaries"), and Trust Company for USL, Inc., as owner trustee for Beneficiaries ("Lessor" and together with the Beneficiaries, the "Lessor Parties"), subject to Bankruptcy Court approval, as follows:


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                                       I.

                 1. On December 3, 1990 (the "Petition Date"), the Debtors and certain of their affiliates filed petitions for relief under Chapter 11, Title 11 United States Code (the "Bankruptcy Code"). Pursuant to
Section 1107 and 1108 of the Bankruptcy Code, the Debtors have retained possession of their property and are authorized as debtors in possession to continue the operation and management of their respective businesses.

                 2. NYA and Lessor Parties (as an assignee of GATX Leasing Corporation), have entered into seven Lease Agreements (each a "Lease" and collectively the "Leases") covering, among other property, seven Boeing 737-200 jet-powered aircraft and 14 engines (each such aircraft and the associated engines being referred to herein as an "Aircraft"), described as follows:

                                                                 Engine
 Aircraft                   United States                        Manufacturer's
 Serial Nos.                Registry Nos.                        Serial Nos.
 -----------                -------------                        --------------
 20073                      N737OF                               P674344B
                            (to become N11244)                   P674380B

 20074                      N7371F                               P674487B
                            (to become N14245)                   P674329B

 20072                      N7372F                               P674266B
                            (to become N73243)                   P674262B

 20361                      N10251                               P674361B
                            (formerly N7373F)                    P674341B

 20362                      N17252                               P674374B
                            (formerly N7374F)                    P674335B

 20070                      N14241                               P674250B
                            (formerly N7378F)                    P674299B

 20071                      N10242                               P674314B
                            (formerly N7379F)                    P674384B

In connection with the Leases, Holdings executed and delivered seven Guarantees (each a "Guarantee" and, collectively, the





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"Guarantees") pursuant to which Holdings guaranteed the obligations of NYA under the Leases.

                 3. On January 16, 1991, Debtors filed a Motion with Respect to Section 1110 of the Bankruptcy Code (the "1110 Motion") in which Debtors designated the Leases to be Section 1110 transactions and, therefore, entitled to the benefits of Section 1110. As authorized pursuant to the Order, dated January 30, 1991, of the Bankruptcy Court under Section 1110 of the Bankruptcy Code regarding the Motion of Continental Airlines, Inc., et al., and the Transactions listed on Exhibit 2 thereof (the "1110 Order"), NYA has cured all defaults under the Leases (or has agreed to do so, as provided in paragraph 28 below) and has continued to perform its obligations under the Leases in accordance with the terms thereof.

                 4. Notwithstanding NYA's continued performance under the Leases, Debtors have asserted that the Basic Rent (as defined in the Leases) is substantially above fair market rental values for the Aircraft. Debtors have asserted to the Lessor Parties that Debtors' continued use and operation of the Aircraft is subject to reaching an agreement to revise certain financial terms contained in the Leases.

                 5. Debtors and the Lessor Parties have subsequently negotiated concerning the status and treatment of the Leases and have reached the agreements set forth herein. These various agreements, including NYA's agreement to assign its rights and obligations under the Leases to Continental and Continental's agreement to assume and perform such obligations all as described





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below, are part of a unified settlement among the Lessor Parties and Debtors concerning treatment of the Leases under Sections 1110, 361, 362, 363 and 365 of the Bankruptcy Code as set forth in greater detail below.

                 6. Debtors and the Lessor Parties agree that each of the Leases is hereby modified to the extent applicable as set forth below in this Stipulation.

                 7. Effective as of July 1, 1991 and continuing throughout the remainder of the term of each Lease (including any extension described herein but excluding any further renewal term as described in Section
21.02 of each Lease), the monthly Basic Rent owed pursuant to each of the Leases payable on the first business day of the month shall be $52,500 (the "Revised Rental Rates"), subject to rent deferral described below. In the event a Debtor pays in excess of the Revised Rental Rate with respect to any Basic Rent due on or after July 1, 1991 and prior to the date this Stipulation is approved by the Bankruptcy Court, such excess shall be refunded to such Debtor three business days following the date of such approval.
Notwithstanding the foregoing provisions of this paragraph 7, any periodic rentals paid under any sublease of an Aircraft which are in excess of the Revised Rental Rates, but less than $115,000 per month, shall be paid to Lessor upon receipt. In addition, to the extent used in calculating liquidated damages for any purpose under or in connection with any of the Leases or this Stipulation, the stipulated loss values thereunder shall be deemed to be and each hereby is revised downward by an amount equal to the difference,





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as of the time of determination, on a present value basis using a discount rate equal to the Stipulated Rate (as defined in paragraph 9 below), between the remaining Basic Rent which would have been payable based on the original basic rent rate and the remaining Basic Rent actually payable based on the Revised Rental Rates (the "Revised SLV"); provided that the foregoing shall not affect the stipulated loss values in connection with, but solely in connection with, an Event of Loss (as defined in the Leases) or required insurance under such Leases. The Revised SLV during the term of the Lease extensions provided for herein shall initially be equal to the Revised SLV in effect as of the date originally scheduled in each Lease for the last Basic Rent payment and shall decline by 1% of Lessor's Cost (as set forth in each Lease) per month until the stipulated loss value under such Lease is equal to 20% of such Lessor's Cost and thereupon shall remain at 20% of lessor's costs for the remainder of the term of the Lease extension.

                 8. With respect to the Basic Rent due under the Leases, Continental shall be entitled to defer such Basic Rent as follows:

                          a.      100% of the August 1, 1991, payment;

                          b.      50% of the September 1, 1991, payment; and

                          c. 100% of each of the payments due October 1, 1991, through and including March 1, 1992.

                 Any rentals deferred as provided in this paragraph 8 are referred to as the "Deferred Amount." Any Deferred Amount shall bear interest at the Stipulated Rate (defined below) and





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shall be paid, together with such interest, as set forth below in paragraph 10.

                 9. Interest shall accrue on the outstanding principal amount of the Deferred Amount until paid in full at the rate of 12% per annum, calculated on the basis of 360-day year consisting of twelve 30-day months (the "Stipulated Rate"). In all other cases in which interest is provided for herein, such interest shall accrue on the relevant unpaid principal amount until paid in full at a per annum rate equal to the 5-year Treasury Rate (as published in the most recent Federal Reserve H. 15 report or, if such report shall be discontinued, as published in any equivalent official report of the United States government, in either case as of the date Lessor funds the relevant amount) plus 368 basis points, calculated on the basis of a 365-day year and actual days elapsed (the "Stated Interest Rate"). Notwithstanding the foregoing, if, between the period from the Petition Date through December 31, 1991, Debtors enter into settlement agreements with other lessors pertaining to more than 25% of Debtors' current aircraft of comparable model, series, engine type, age and other specifications to the Aircraft which provide (i) in connection with the rent deferrals, for rates of interest higher than the Stipulated Rate, then the Stipulated Rate shall be adjusted as of the date such other agreements are approved by the Bankruptcy Court to the arithmetic average of such higher rates or (ii) in connection with modification financing (as described in paragraphs 12 et seq. below), for interest rates determined by a spread over long term Treasury Rates with a spread greater than





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the spread used in calculating the Stated Interest Rate, then the spread used to calculate the Stated Interest Rate shall be adjusted as of the date such other agreements are approved by the Bankruptcy Court to the arithmetic average of such higher spreads.

                 10. The unpaid Deferred Amounts and related accrued interest as of April 1, 1992 (the "Deferral Repayment Start Date") are for each Lease referred to herein collectively as the "Total Deferred Amount" for such Lease. The obligation of Continental to repay the Total Deferred Amount for each Lease shall be evidenced by separate promissory notes (each, a "Note") in the form of Exhibit A hereto. Notes relating to the Leases shall provide that Continental shall repay the applicable Total Deferred Amount and the interest accrued on the unamortized portion thereof at tho Stipulated Rate in twelve equal monthly installments of principal and interest commencing on April 1, 1992 and thereafter on the first Business Day (as defined in the applicable Lease) of each of the next eleven months. Each such Note shall be deemed evidence of the obligations referred to in this paragraph as further detailed in Exhibit A, but such obligations shall exist whether or not Continental shall execute and deliver a Note as required hereby, and such obligation shall be deemed to have an allowed administrative expense claim, with the priority provided by Sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code, for any amounts under such Note (or in respect of such obligations, as the case may be), not paid when due by Continental; provided, however, that if Continental grants





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a higher priority to any other aircraft lessor in respect of basic rent
(treating as rent for the purposes of this proviso any obligation originally so denominated without regard to the outcome of any issue as to whether the underlying agreement is a true lease or a secured loan (the "Characterization Issue") in respect of the particular transaction), the obligations of Continental hereunder with respect to Deferred Amounts shall be automatically accorded the benefit of such higher priority. Such claims shall be payable currently so long as Continental is then generally paying when due administrative expense claims which have the same or a lower priority (except that amounts payable only as a result of an acceleration shall be payable currently only if such claims other than wages, salaries or commissions for services rendered within the meaning of Section 503(b)(1)(A) of the Bankruptcy Code are generally being paid when due) and, notwithstanding any other provision hereof, Lessors shall have all rights to demand payment of such claims pursuant to Section 503(a) of the Bankruptcy Code or otherwise. A "Default" under any Note shall constitute an "Event of Default" under the related Lease and in respect of any FAA Modification Advance (as defined below) or New Image Modification Advance (as defined below) with respect to such Aircraft; and an "Event of Default" under any Lease shall constitute a "Default" under the related Note and in respect of any such FAA or New Image Modification Advances and the Lessor shall be entitled to exercise its rights and remedies under the Leases, the Note, and hereunder including, without limitation, the remedy set forth in paragraph 25 below.





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                 11.      Continental's (i) payment of the Total Deferred
Amount and interest thereon as described above, (ii) payment of the basic and supplemental rent under a Lease with respect to any period and performance of its other obligations under such Lease and the related Operative Documents or Operative Agreements (as defined in such Lease) in accordance with the respective terms thereof (as modified hereby) with respect to such period and
(iii) performance of any additional obligation hereunder with respect to such Lease with respect to such period (the obligations described in clauses (i), (ii) and (iii) referred to herein, collectively, as the "Modified Lease Obligations") shall constitute full satisfaction of any payment or performance obligation with respect to that period for such Lease under Sections 365, 362, 363 and 1110 of the Bankruptcy Code that Continental may have for such period for the applicable aircraft or equipment under such Lease and Continental shall not have, and accordingly, the Lessor Parties expressly waive any right to, any further payment or performance obligations under or in connection with such Lease and the related Operative Documents or Operative Agreements for such period. Nothing herein shall relieve or be deemed to relieve Continental of any obligations to comply with provisions of the Leases not expressly modified by this Stipulation (including without limitation provisions relating to maintenance, return, insurance, notice and inspection) or otherwise to comply with provisions of the Leases or related Operative Agreements or Operative Documents pertaining to payments other than basic rent (including without limitation,





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payments in respect of indemnities, interest on overdue payments, events of default, events of loss and any termination, purchase or renewal options).

                 12. Upon notification from Continental to Lessor as described below, the Lessor shall finance the capital expenditures (up to the amounts set forth on Exhibit 8 hereto) constituting, if the applicable work is performed by Debtor, the cost of materials and Debtor's "fully burdened labor cost" or, if such work is done by a third party, the actual invoiced cost thereof, for any improvement or modification to any aircraft subject to the applicable Lease that is required to be made pursuant to any rule, regulation or directive of the Federal Aviation Administration relating to modifications for aging aircraft ("Aging Aircraft Modifications") and TCAS and Windshear Detection Modifications ("Avionics Modifications" and together, with Aging Aircraft Modifications, collectively the "FAA "Modifications"), up to $396,642 in the aggregate for each Aircraft. The parties stipulate for the purpose of this Stipulation and Order that Continental's current "fully burdened labor cost" on the date hereof is $27.53 per man-hour. Any future "fully burdened labor cost" for purposes of determining a Lessor's obligations hereunder with respect to FAA Modifications and New Image Modifications (as hereinafter defined) shall be calculated using the same methodology as used to calculate the current "fully burdened labor cost" and shall in any event be no more than the then prevailing average rate quoted by reputable third party providers used by Continental for the performance of





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comparable work.  Exhibit B annexed hereto describes the nature of the FAA
Modifications.

                 13. Promptly upon completion of any FAA Modification of an aircraft subject to a Lease, Continental shall so notify the Lessor in writing, which notice shall describe the FAA Modification and set forth the calculation of the amount to be paid by Lessor. In addition, Continental shall provide such additional support information as the Lessor may reasonably request to verify the performance of the work at issue and the actual cost thereof. Within five business days following the later receipt of such notice or receipt of such reasonably requested support information, the Lessor shall pay by wire transfer to such account as Continental may designate the lesser of
(i) the amount set forth in such notice and (ii) the maximum amount Lessor is obligated to finance for such FAA Modification as set forth on Exhibit B (an "FAA Modification Advance"). The Lessor shall have the right to inspect the Aircraft on which such FAA Modification was performed in accordance with the inspection provisions of the applicable Lease to verify the performance of the applicable FAA Modification, provided that any failure to conduct such inspection shall not affect the Lessor's obligation to fund such FAA Modification Advance.

                 14. Any FAA Modification Advance relating to an Aging Aircraft Modification shall bear interest at the Stated Interest Rate. Continental shall make equal monthly payments of principal and interest in respect of each such FAA Modification Advance commencing on the first business day of the month immediately





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succeeding the date of funding, such FAA Modification in an amount calculated to amortize such FAA Modification Advance over five years, it being agreed that Continental shall have no obligation to make such payments beyond the expiration of the applicable Lease, regardless of whether such applicable FAA Modification Advance shall have been fully amortized.

                 15. If any Aging Aircraft Modification which would give rise to an FAA Modification Advance is to be performed or installed on or after December 31, 1993, Lessor shall have the option to decline payment of such FAA Modification Advance. If Lessor so declines to fund such Aging Aircraft Modification Advance, Continental shall have the option to terminate the applicable Lease upon ten days prior written notice to Lessor and return the applicable Aircraft pursuant to the return conditions of such Lease (except that a financial adjustment shall be made in lieu of any hour or cycle minimum requirements). In connection with such early termination by Continental, Continental shall pay, upon return of the applicable Aircraft to the Lessor, the outstanding principal amount of all FAA Modification Advances, Nev Image Modification Advances and Total Deferred Amount, to the extent Continental would otherwise have been required to pay such principal balance during the remaining term of the Lease of such Aircraft in accordance with the terms hereof.

                 16. Any FAA Modification Advance relating to an Avionics Modification paid by Lessor shall bear interest at the Stated Interest Rate and, at the option of Lessor, to be selected





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at the time such FAA Modification Advance relating to Avionics Modifications is paid, such FAA Modification Advance

                          a. shall be repaid by Continental in equal monthly installments of principal and interest calculated to amortize such Modification Advance from the date of payment thereof over the remaining term of the applicable Lease; or

                          b. shall be amortized at the applicable Stated Interest Rate over 84 months and Continental shall make monthly payments of equal principal and interest calculated to provide that such FAA Modification Advance would be fully amortized over 84 months, it being agreed that Continental shall have no obligation to make such payments beyond the expiration of the applicable Lease, regardless of whether the FAA Modification Advance shall have been fully amortized.

Payments with respect to such FAA Modification Advances, shall be payable on the first business day of each month, commencing with the month immediately succeeding the date of funding such FAA Modification Advance. In the event Lessor elects the repayment option set forth in clause (a) above, at the expiration or termination of the term of the applicable Lease, except in connection with a termination as a result of an Event of Default under such Lease, including as a result of Default under the





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related Note or this Stipulation, Continental may remove and retain the relevant Avionics Modifications, provided that such removal shall not cause physical damage to the applicable Aircraft. If Lessor elects option (b) above, Continental agrees, to the extent not already provided pursuant to the applicable Lease, to execute such documentation as the Lessor may reasonably request in order to vest title to such modification in the Lessor.

                 Continental shall repay Lessor for each FAA Modification Advance financed by Lessor in accordance with the foregoing paragraphs. Continental's obligation to make such repayments shall be independent of the related Lease and shall survive the termination thereof prior to the repayment in full of the applicable FAA Modification Advance and accrued interest thereon (including without limitation a termination in connection with a winding up of the business or a Fundamental Business Restructuring as each is defined below). If Continental shall fail to make any scheduled installment in respect of the repayment of an FAA Modification Advance within the cure periods provided in paragraph 25 below, such failure shall constitute an Event of Default under the applicable Lease, and the Applicable Note and the full amount of such FAA Modification Advance that would otherwise have been repaid by Continental shall be accelerated (unless acceleration is waived by Lessor and such waiver may be made and shall be effective without further order of the Bankruptcy Court) and shall accrue interest at a rate per





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annum equal to the applicable Stated Interest Rate plus 2% from the original due date of such installment until paid in full.

                 17. Upon notification from Continental to the Lessor as provided below, the Lessor shall finance the capital expenditures constituting, if the applicable work is performed by Continental, the cost of materials and Continental's "fully burdened labor cost" or, if such work is done by a third party, the actual invoiced cost thereof, for any New Image Interior or Exterior Modification (a "New Image Modification") of the sort described in Exhibit B hereto up to $449,323 in the aggregate for each Aircraft.

                 18.      (a)    Promptly upon completion of any New Image
Modification of an Aircraft subject to a Lease to be financed by the Lessor, Continental shall so notify the Lessor in writing, which notice shall describe the New Image Modification and set forth the amount to be financed by the Lessor. In addition, Continental shall provide such additional support information as the Lessor may reasonably request to verify that the work at issue has been performed and the actual cost thereof. The Lessor shall have the right to inspect the Aircraft on which such New Image Modification was performed in accordance with the inspection provisions of the applicable Lease to verify the performance of the applicable New Image Modification, provided that any failure to conduct such inspection shall not affect the Lessor's obligation to fund such New Image Modification Advance. Within five business days following tho later of receipt of such notice or receipt of such reasonably requested support





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information, the Lessor shall pay by wire transfer to such account as
Continental may designate the lesser of (i) the amount set forth in such notice and (ii) the maximum amount the Lessor is obligated to finance for such New Image Modification (a "New Image Modification Advance"). The outstanding New Image Modification Advances so financed shall accrue interest at the Stated Interest Rate calculated as of the date such New Image Modification Advance is financed by the Lessor.

                          (b)     Continental shall repay each New Image
Modification Advance, together with interest thereon, monthly on the first Business Day (as defined in the Lease) of each month, commencing with the month immediately succeeding the month in which such amount is paid by the Lessor, in equal payments of principal and interest calculated to amortize such New Image Modification Advance over a period of time equal to the then remaining term (as defined in the applicable Lease) of the applicable Lease as extended hereby. Continental's obligation to make such repayments shall be independent of the related Lease and shall survive the termination thereof prior to the repayment in full of the applicable New Image Modification Advance and accrued interest thereon (including without limitation a termination in connection with a Fundamental Business Restructuring as defined below). If Continental shall fail to make any scheduled installment in respect of the repayment of a New Image Modification Advance within the cure periods provided in paragraph 25 below, such failure shall constitute an Event of Default under the applicable Lease and related Note, and the full





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amount thereof shall be accelerated (unless acceleration is waived by Lessor and such waiver may be made and shall be effective without further order of the Bankruptcy Court) and shall accrue interest at the stated interest rate plus two percent per annum from the original due date of such installment until paid in full.

                 19.      (a)     The Lessor shall be deemed to have an allowed
administrative expense claim, with the priority provided by Section 364(c)(1) of the Bankruptcy Code, for any amounts of principal and interest (including overdue interest) not paid when due, subject to any applicable cure period, by Continental in respect of an FAA Modification Advance or New Image Modification Advance. Such claims shall be payable currently so long as Continental is then generally paying when due administrative expense claims which have the same or a lower priority (except that amounts payable only as a result of an acceleration shall be payable currently only if such claims other than wages, salaries or commissions for services rendered within the meaning of Section 503(b)(1)(A) of the Bankruptcy Code are generally being paid when due) and, notwithstanding any other provision hereof, Lessor shall have all rights to demand payment of such claims pursuant to Section 503(a) of the Bankruptcy Code or otherwise, and the rights set forth in the last sentence of paragraph 25 below. Notwithstanding the first sentence of this paragraph 19(a), (i) the Lessor hereby acknowledges and agrees that such claims in respect of any FAA Modification Advance or New Image Modification Advance shall be, and are hereby deemed,





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junior and subordinate in right of payment to any and all credit obtained debt or other obligations incurred, whether previously, concurrently or hereafter incurred by Continental, including, without limitation, debtor-in-possession financing heretofore extended by The Chase Manhattan Bank, N.A. and American Airlines, Inc. by authority granted by the Bankruptcy Court, with a priority senior to the priority established by Section 507(a)(1) and 503(b)(1)(A), including, without limitation, credit obtained or debt or other obligations incurred or guaranteed by Continental pursuant to, and having a priority established by, Sections 364(c) or (d) or Section 507(b) of the Bankruptcy Code, but excluding any such credit or debt provided by other lessors (treating as a lessor for purposes of this proviso any party originally so denominated without regard to the outcome of the Characterization Issue in respect of the particular transaction) of aircraft in Continental's fleet as of the date hereof in respect of modifications, improvements or additions to such aircraft ("Other Lessor Financing Amounts"), and (ii) Continental's obligations hereunder with respect to FAA Modification Advances and New Image Modification Advances under each Lease to Lessor shall rank (x) pari passu among each other; and (y) pari passu or senior to Continental's obligations now or hereafter incurred with respect to any Other Lessor Financing Amounts. The Lessor agrees that it shall not raise any objection in the Bankruptcy Court to the incurrence of any indebtedness or other obligation by Continental with a priority senior to the priority provided herein with respect to FAA Modification





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Advances and New Image Modification Advances based on the effect of such incurrence of indebtedness or other obligations on continental's obligation to the Lessor with respect to FAA Modification Advances or New Image Modification Advances; provided, however that nothing herein shall preclude the Lessor from raising any such objection on grounds other than the priority of the Lessor's claim for repayment of FAA Modification Advances or New Image Modification Advances.

                          (b)     A failure of Continental to repay any FAA
Modification Advances or New Image Modification Advances within the applicable cure periods shall constitute an Event of Default under the applicable underlying Lease.

                          (c)     The Lessor shall not be obligated to fund an
FAA Modification Advance or New Image Modification Advance with respect to a Lease while an Event of Default exists thereunder.

                          (d)     The provisions in this Stipulation relating
to Modification Advances shall supercede Section 9.05 of the applicable Lease.

                 20. Approval of this Stipulation by the Bankruptcy Court shall constitute authorization for the applicable Debtor (i) to incur the indebtedness involved with the Deferred Amounts, the FAA Modification Advances and the New Image Modification Advances with respect to the equipment covered by each of the Leases; and (ii) to assume the Leases on the terms and conditions stated herein. Notwithstanding clause (i) above, the Debtors acknowledge that such authorization to incur the indebtedness involved with any New Image Modification Advance may be subject





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to such additional terms and conditions as the Bankruptcy Court may require upon motion by Continental in connection with approval of the "New Image" modification program or otherwise; provided, however that the foregoing shall not affect the Lessor's obligation to fund or Lessor's rights with respect to, New Image Modification Advances and the Lessor may rely without further inquiry on a notice from Continental under paragraph 17 as conclusive evidence of Continental's authority to incur the indebtedness constituting the New Image Modification Advance thereby requested. The assumption referred to in clause
(ii) of the first sentence of this paragraph shall occur automatically upon approval of this Stipulation by the Bankruptcy Court. The assumption of a Lease shall be deemed to constitute an assumption by NYA of the Operative Agreements or Operative Documents. Simultaneously with such assumption of a Lease all of NYA's rights, title, interest and obligations under such Lease and hereunder with respect to such Lease shall, without further actions, consent or approval, be assigned to and assumed by Continental. Effective immediately upon such assignment and assumption, (a) the term of such Lease shall be extended to expire on December 31, 1996 (subject to the further options described in Section 21 of the Leases), (b) NYA shall be released from all of its obligations under such Lease, and (c) the Guarantee relating to such Lease shall be terminated and Holdings shall be released from all its obligations thereunder. After such assignment and assumption, Continental shall not reject the Leases pursuant to Section 365(a) of the Bankruptcy Code or





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otherwise except in connection with a winding up of the business of Continental or a Fundamental Business Restructuring (as each is defined in paragraph 22) as described in paragraph 21 and 23. The Lessor acknowledges and agrees that the terms and conditions stated herein constitute compliance with the provisions of
Section 365(b)(1) in connection with the assumption of the Leases. Effective upon the assignment to and assumption by Continental described above with respect to a Lease, all references herein to NYA shall be deemed to mean Continental with respect to such Lease. Each Lessor Party hereby consents to the assumption of the Lease at the times and on the terms set forth in this Stipulation and agrees that no further payments need be made in connection with such assumption under the terms of Section 365 of the Bankruptcy Code other than those explicitly set forth in this Stipulation.

                 21. Subject to paragraph 22 hereof, effective upon assumption of a Lease pursuant to paragraph 20, the Lessor shall be deemed to have an allowed administrative expense claim, with the priority provided by Sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code, for any amounts not paid when due by Continental under such Lease, the related Note or hereunder with respect to such Lease including any amounts payable as a result of a breach thereunder or hereunder (collectively, "Lease Claims"). Any Lease Claim for amounts of basic rent and supplemental rent accrued and due and payable by Continental under a Lease or related Operative Agreements or Operative Documents during the period ending on the date on which all of the equipment subject to such Lease is made available for repossession by the Lessor upon at least 3 business days' prior written notice from Continental of such availability, at a location in the continental United States to be specified in such notice (an "Availability Date"), shall be payable currently so long as Continental is then generally paying when due administrative expense claims which have the same or a lower priority dispute (except that amounts payable only as a result of an acceleration shall be payable currently only if such administrative expense claims other than wages, salaries or commissions for services rendered within the meaning of Section 503(b)(1)(A) of the Bankruptcy Code are generally being paid when due) and, notwithstanding any other provision hereof, Lessor shall have all rights under Section 503(a) of the Bankruptcy Code to demand payment of such claims and any other claims hereby granted a priority under Section 507(a)(1) or 364(c) of the Bankruptcy Code.

                 22.      (a)     Notwithstanding paragraph 21 and except as to
claims expressly granted a higher priority herein, in the case of any breach attributable to the failure of Continental to perform an obligation under a Lease arising from or in connection with a winding up of the business of Continental (as hereinafter defined) or a Fundamental Business Restructuring (as hereinafter defined), any claim arising therefrom (a "Liquidation Claim", it being understood that Liquidation Claims shall not include any claims excluded pursuant to subparagraph (b) of this paragraph 22), shall be determined, and shall be allowed under

Section 502(a), (b) or (c) of the Bankruptcy Code or disallowed under Sections 502(d) or (e) of the Bankruptcy Code, as if such claim had arisen before the date of the filing of the petition by Continental, including, without limitation: (x) any claim for damages with respect to basic rent payments not yet accrued as of the Availability Date, including any liquidated damages in lieu thereof contemplated by the applicable Lease, and (y) any claim for damages attributable to the failure of the equipment to satisfy return conditions specified in the Lease (other than any such failure which does not constitute a Liquidation Claim or is excluded from the foregoing limitation on priority as provided elsewhere herein) or the failure of the applicable Debtor to provide notice of return as specified in the Lease; provided, however, that the limitation on administrative expense priority described above shall not apply with respect to:
                          (i)       any Lease Claim described in subparagraph
                 (b) below as being expressly not included as a Liquidation
                 Claim,

                          (ii) any Liquidation Claim arising under a Lease in connection with a Fundamental Business Restructuring unless all Similar Aircraft (as defined below) other than Assumed Aircraft (as defined below), if any, have been permanently taken out of service by Continental and the applicable Fundamental Business Restructuring is or becomes a Permanent Downsizing (as hereinafter defined),

                          (iii) any Lease Claim for an amount payable as a result of the failure of any airframe or engine to have the specified minimum hours or cycles remaining until the next scheduled heavy maintenance visit or shop overhaul, or

                          (iv) any direct, but not consequential claim for a breach of the undertakings contained in subparagraph (c) of this Paragraph 22,

all of which claims enumerated in (i) through (iv) above having the priority provided by Sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code (or such higher priority specifically granted pursuant to this Stipulation) and shall be payable currently so long as Continental is then generally paying when due like administrative expense claims and, notwithstanding any other provision hereof, Lessor shall have all rights to demand payment of such claims pursuant to
Section 503(a) of the Bankruptcy Code or otherwise. The parties hereto expressly waive any right to treatment of any Liquidation Claim with a priority superior to that provided herein and agree that in the event an allowed Liquidation Claim is granted such a superior priority, the assumption of the Lease related to such Liquidation Claim shall be deemed void ab initio; provided, however, that the foregoing shall not affect the priority of (i) the indebtedness involved with the Deferred Amounts, the FAA Modification Advances and the New Image Modification Advances; and (ii) claims excluded from the definition of Liquidation Claim set forth in subparagraph (b) below.

                          (b)       It is expressly agreed that Liquidation
Claims shall not include (i) any Lease Claim for amounts of basic rent and supplemental rent accrued and due and payable by Continental under a Lease or related Operative Agreements or Operative Documents arising during the period ending on the Availability Date for equipment subject to such Lease and (ii) any Lease Claims directly resulting from Continental's breach of its covenants contained in a Lease with respect to the operation, use, maintenance and possession of equipment subject to such Lease during the period ending on the Availability Date for such equipment including, without limitation, any breach by Continental of any covenant with respect to (x) compliance with Airworthiness Directives required to be performed during the period ending on the Availability Date or (y) maintenance of such equipment in accordance with an FAA-approved maintenance program during the period ending on the Availability Date (including performance of inspections, part replacement and overhauls required under such program) regardless of whether any such breach is discovered before or after the Availability Date.

                          (c)       With respect to the return of equipment
subject to a Lease in connection with a winding up of the business of Continental or a Fundamental Business Restructuring, Continental agrees (i) to return at no charge to the Lessor within thirty days following the return of such equipment (or such longer period as may be provided in such Lease), all records, logs and manuals required under such Lease to be returned with such aircraft and (ii) except with respect to any engine subject to a Lease which at the time of return is unserviceable or disassembled for maintenance purposes (which engine shall be made available in its then-current condition), to return such aircraft with the engines subject to such Lease (or substitute engines permitted under the terms of such Lease) installed on such aircraft.

                 23. For the purpose of this Stipulation and Order: (i) the "winding up of the business of Continental" shall mean any act by Continental or one of its affiliates, a trustee or examiner which constitutes
(1) the publicly announced cessation of all or substantially all scheduled flight operations by Continental and its affiliates as debtors or as debtors in possession (a "Cessation") followed ultimately by an actual Cessation, or (2) a Cessation, and which in either case is without the intention to resume such operations; (ii) "Fundamental Business Restructuring" shall mean, with respect to the breach or rejection of a Lease giving rise to a Liquidation Claim, a reduction, prior to adoption of or in implementation of a downsizing set forth in a non-liquidating plan of reorganization, in the scheduled flight operations of Continental and its affiliates, as measured by weekly available seat miles ("ASM's") determined using a consistently applied and generally recognized methodology, of 35% from the week commencing on December 2, 1990, and ending on December 8, 1990, and at least 10% within ninety (90) days before or after the date of such breach or rejection; provided, however, that it Continental or one of its affiliates transfers flight operations to a third party but retains effective control, through any agreement, contractual or otherwise, to select the equipment to be used by such third party in such operations, the ASM's of such flight operations shall be included in the operations of Continental and its affiliates for purposes of this definition;
(iii) "Similar Aircraft" shall mean with respect to an aircraft as to which a Liquidation Claim is asserted; all aircraft, if any: (a) which were in Continental's or NYA's fleet on the Petition Date and at any time from the date hereof to the date of the Fundamental Business Restructuring; (b) which are of the same make, model, series and engine type as such aircraft as to which a Liquidation Claim is asserted; and (c) which were manufactured within five years of the date of manufacture of such aircraft as to which a Liquidation Claim is asserted; (iv) "Assumed Aircraft" shall mean any Similar Aircraft subject to a lease (treating as a lease any agreement originally denominated as such without regard to the outcome of the Characterization Issue in respect of the particular transaction) which, as of the date of a Fundamental Business Restructuring, shall have been assumed by the applicable Debtor under Section 365 of the Bankruptcy Code pursuant to this Stipulation or to any other agreement between a Debtor and the lessor thereunder which provide, among other things, for a deferral of periodic payments and financing of modifications to such Similar Aircraft; and (v) a Fundamental Business Restructuring resulting in tho breach or rejection of a Lease shall be deemed a "Permanent Downsizing" if (A) as of the end of any of the twelve full calendar months immediately following such breach or rejection, the average monthly ASM's of Continental and its affiliates for the preceding 12 calendar months is at least 35% less than the average monthly ASM's of Continental and its affiliates in 1990 and (B) as of the end of any one of the three calendar months immediately following such breach or rejection, the monthly ASM's of Continental and its affiliates is at least 20% less than the average monthly ASM's of Continental and its affiliates for the 12 calendar months ended on the third full calendar month prior to such rejection.

                 24. Effective upon assumption of a Lease pursuant to paragraph 20 hereof, the applicable Debtor may reject a Lease pursuant to
Section 365(a) of the Bankruptcy Code in connection with a Fundamental Business Restructuring only if all Similar Aircraft which are not Assumed Aircraft have been disposed of by Continental and the leases with respect to all leased Similar Aircraft which are not Assumed Aircraft shall have been rejected and the affected equipment shall have been taken out of service and made available to the applicable lessor for repossession. If the leases or Leases with respect to one or more Assumed Aircraft of any category of leased Similar Aircraft are to be rejected in connection with a Fundamental Business Restructuring, the determination and allowance of Liquidation Claims with respect to the affected Leases described in paragraph 21B shall apply only if all such leases or Leases are rejected or the particular leases or Leases to be rejected are selected at random from all such Assumed Aircraft in such category. In addition, in connection with any such rejection Continental shall pay to the applicable Lessor on or before the Availability Date, any accrued and unpaid amounts due in current rent under the applicable Lease, excluding supplemental rent, Deferred Amounts, FAA Modification Advances and New Image Modification Advances and without giving effect to any acceleration thereof attributable to such rejection.

                 25. The applicable Debtor shall perform its obligations under the Leases (as amended pursuant hereto), other than obligations of the sort described Section 365(b)(2) of the Bankruptcy Code. No Lessor Party shall have a right to bring an action to seek return of any of the aircraft or related equipment covered by a Lease unless Continental shall (i) breach its obligation to pay any amount due under such Lease, as modified hereby, any related Note or hereunder with respect to such Lease and such breach shall remain uncured beyond any applicable cure period provided in the applicable document, it being agreed that the payment obligations of Continental hereunder shall be entitled to cure periods provided for basic rent payments under the applicable Leases, except that the payment obligations under paragraph 28 hereof shall be entitled to cure periods provided for supplemental rent payments under the applicable Leases (but interest on overdue amounts shall be payable to the extent provided in such Lease and Lessor Parties' or any Note holder's claim therefor shall be an allowed administrative expense claim) or
(ii) breach any other material provision of the applicable Lease (other than provisions of the sort described in Section 365(b)(2) of the Bankruptcy Code) and such breach shall remain uncured beyond any applicable cure period provided in the Lease. Upon approval of this stipulation by the Bankruptcy Court, the automatic stay of
Section 362 of the Bankruptcy Code is modified to the extent necessary to permit the Lessor Parties to exercise their rights hereunder, under the Notes and under the Lease (as modified hereby) and, accordingly, any such right to repossess a aircraft subject to a Lease in compliance with the terms thereof following an Event of Default thereunder shall not be affected by such automatic stay.

                 26. Notwithstanding Section 1129(a)(9)(A) or any other provision of the Bankruptcy Code, in connection with the confirmation of a plan, the Debtors shall not be obligated to pay cash for claims hereunder granted a priority under Section 507(a)(1) or 364(c) to the extent such claims are not then due and payable in accordance with the terms hereof (including period of repayment and acceleration provisions), and the Lessor Parties consent to the treatment in any plan of reorganization of the Debtors proposed by any entity to payment of amounts in respect of Total Deferred Amounts, FAA Modification Advances and New Image Modification Advances in accordance with the terms hereof (including period of repayment and acceleration provisions).

                 27. To implement the foregoing, Continental and the Lessor Parties shall take, among others, the following actions upon approval of this Stipulation by the Bankruptcy Court and expiration of the period allowed to appeal such approval (and provided no such appeal or a stay of the order of such approval is pending): (i) the Lessor Parties shall promptly withdraw their participation in all pending motions in respect of the Leases including all motions seeking relief under Sections 362, 363, 365 and/or 1110 of the Bankruptcy Code and shall refrain from filing any motion under the Bankruptcy Code for any relief whatsoever related to any Lease, the Operative Agreements or the Operative Documents for so long as Continental complies with such Lease (as amended hereby), the Operative Documents and Operative Agreements, this Stipulation and the Note relating to such Lease, provided that if an appeal has been filed, the Lessor Parties shall continue any such pending motion until such appeal is resolved so long as the Bankruptcy Court's approval hereof has been stayed; (ii) the Lessor Parties shall withdraw any appeal, or shall withdraw from participation in any appeal, of the Bankruptcy Court's January 30, 1991 ruling concerning the non-application of Section 1110 to Leases that do not cause the acquisition of new equipment (except that the Lessor Parties may participate in any response to any petition for certiorari or brief filed by Continental in the United States Supreme Court in connection with the reversal of such ruling); (iii) the Lessors shall not bring a motion seeking 1110 status for any Lease or shall dismiss any such motion already brought;
(iv) Continental shall withdraw any pleadings seeking to recharacterize any Lease as other than a "true lease" provided that if an appeal has been filed Continental agrees to continue any such recharacterization motion until such appeal is resolved so long as the Bankruptcy Court's approval hereof have not been stayed; and (v) Continental shall promptly request and diligently pursue obtaining an order of the Bankruptcy Court approving this Stipulation and, in that connection, shall give proper notice of and conduct a hearing under Section 364(b) and (c) of the Bankruptcy Code and Bankruptcy Rules 4001(c) and 9019 (with a request under clause (2) of Bankruptcy Rule 4001(c)(2) to hold such hearing or a preliminary hearing on July 19, 1991, and to seek authority to obtain credit necessary to avoid immediate and irreparable harm to the estate) with respect hereto, request that such hearing be expedited and held on July 19, 1991 and in good faith oppose any objections hereto raised by the Official Committee of Unsecured Creditors of Continental Airlines, Inc., et al. (the "Committee") or any other party. Continental agrees to treat the Leases as "true leases," including, without limitation, in any plan of reorganization or liquidation filed by it under its pending bankruptcy proceedings and to oppose in good faith any contrary characterization, in any such plan filed by another party to such bankruptcy proceedings or otherwise.

                 28. Within a reasonable period of time following the presentation to the appropriate Debtors and the Committee of an invoice adequately detailing the fees requested, and notwithstanding the provisions of paragraph 11 above, Continental shall pay reasonable out-of-pocket legal fees and expenses incurred by the Lessor Parties on or after the Petition Date in connection with the Chapter 11 proceedings with respect to the leases and the negotiation, execution and approval of this Stipulation. If the parties cannot agree as to the reasonable amount of such fees, costs and expenses requested within 60 days of receipt of the complete invoice, or if the Committee objects to the reasonableness of such fees and files a timely written objection within 60 days of receipt of the complete invoice, then the matter shall be submitted promptly to the Bankruptcy Court for resolution, and Continental shall pay the amount ordered by final order of the Court.

                 29. During the pendency of the Debtors' proceedings under the United States Bankruptcy Code, no Aircraft shall be re-registered in a jurisdiction other than the United States of America, unless the prior written consent of Lessor shall have first been obtained, and thereafter, only as permitted by the applicable leases.

                 30. If on or before the earlier of December 31, 1992 or the date of confirmation of a plan of reorganization of Continental, Continental, with the approval of the Bankruptcy Court, enters into an agreement (other than an agreement embodied in a non-liquidating plan of reorganization) with any lessor (i) with respect to aircraft and engines of comparable model, series, engine type and age as the aircraft which are the subject of the Leases; (ii) with respect to one or more pre-petition leases covering such comparable equipment; and (iii) which provides overall benefits materially more favorable to the lessor(s) under such lease(s) than the overall benefits set forth herein, then the agreement contained herein with respect to such aircraft shall be modified in a mutually acceptable manner to provide the Lessors with treatment which, when viewed in its entirety (including all benefits and burdens), is not materially less favorable to the Lessors than such agreement with such other lessor(s); provided, however, however, that in all events, regardless, inter alia, of the operation of this paragraph, force of law or otherwise, the Lessors' rights and priority in connection with a Liquidation Claim shall be as set forth in paragraph 16B, unless the Committee consents to the transaction forming the basis for Lessors' claim for better treatment pursuant to this paragraph; provided, further, however, that if an agreement or stipulation between Continental and any other pre-petition lessor of aircraft equipment includes a different definition of "Fundamental Business Restructuring" or "Permanent Downsizing" (including terms intended to describe comparable situations), each Lessor shall have the choice to adopt such different definitions in lieu of the applicable definitions set forth herein.

                 31. The parties hereto may execute documentation reasonably satisfactory to them and to the Committee to amend the applicable Leases to conform with the forms of this Stipulation but the execution of such documentation shall not be a precondition to the parties' respective obligations hereunder.

                 32. The Beneficiaries agree, jointly and severally, to provide funds to Lessor at such times and in such amounts as to enable Lessor to pay the Modification Advances as specified in this Stipulation and Order. In this regard, the Beneficiaries acknowledge that the Beneficiaries are the Lessor's only source of funds to pay such Modification Advances. In the event Lessor fails to pay any Modification Advance as required hereunder, NYA shall be entitled to offset payments of Basic Rent to the extent of such Modification Advance.

                 33. This Stipulation shall not be of any force or effect until approved by order of the Bankruptcy Court. Until so approved by the Bankruptcy Court, (i) references in this Stipulation to "Lease", "Lessors", "rentals" or words or phrases of similar import are for convenience only and shall not constitute an admission by Continental that any alleged lease agreement in fact constitutes a true lease or is otherwise entitled to the protection of Sections 365 or 1110 of the Bankruptcy Code or any other Bankruptcy Code Section, (ii) the Revised Rental Rates shall not constitute an admission by any party that such rates constitute Fair Market Lease Rates under the Leases and (iii) this Stipulation and any document related hereto shall not be cited to any court for such purpose. Without limiting the generality of the foregoing, no statement, undertaking or characterization herein shall be deemed an admission by any party of any fact or legal conclusion for any purpose and shall not be cited to any court by any party against any other party as evidencing a waiver or an admission against interest or for any similar purpose.

                 34. Following approval of this Stipulation by the Bankruptcy Court, this Stipulation shall be binding upon and enforceable against the parties hereto, their successors and assigns and in the case of Continental, any and all of the affiliated debtors of Continental (including any substantively consolidated entity of which Continental may be a part), and any trustee appointed in Continental's Chapter 11 proceedings and any trustee appointed in the event such proceedings are converted to Chapter 7 proceedings.

                 35. This Stipulation and Order may be executed in one or more counterparts, including facsimile transmittals, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document and any of the parties hereto may execute this Stipulation and Order by signing any such counterpart. The Beneficiaries hereby authorize, by their execution of this Stipulation, the Lessor to execute this Stipulation and this Stipulation and Order maybe be filed with the Bankruptcy Court using facsimile transmitted executions.


                                          STIPULATED AND AGREED:

Dated:  July 3, 1991                      /s/ Laura Davis Jones
                                          -------------------------------------
                                          Attorney for Continental Airlines,
                                          Inc., Debtor and Debtor in Possession


Dated:  July 3, 1991                      /s/ Laura Davis Jones
                                          -------------------------------------
                                          Attorney for Continental Airlines
                                          Holdings, Inc., Debtor and Debtor
                                          in Possession


Dated:  July 3, 1991                      /s/ Laura Davis Jones
                                          -------------------------------------
                                          Attorney for New York Airlines,
                                          Inc., Debtor and Debtor in Possession


Dated:  July 3, 1991                      /s/ [signature]
                                          -------------------------------------
                                          Attorney for United States
                                          Airlease, Inc.

Dated:  July 3, 1991                          /s/ [signature]
                                              ---------------------------------
                                              Attorney for Airlease Ltd.



Dated:  July 3, 1991                          /s/ [signature]
                                              ---------------------------------
                                              Attorney for PS Group, Inc.


Dated:  July 3, 1991                          /s/ [signature]
                                              ---------------------------------
                                              Attorney for Trust Company for
                                              USL, Inc., as trustee

The Official Committee of Unsecured Creditors hereby confirms that it has no objection to the foregoing Stipulation or to the holding of a hearing with respect thereto as soon as the parties may be heard.



Dated:  July 3, 1991                       /s/ [signature]
                                         --------------------------------------
                                         Attorneys for the Official
                                         Committee of Unsecured Creditors

                                         SO ORDERED:



Dated:  July 3, 1991
                                         --------------------------------------
                                         United States Bankruptcy Judge

                                                                       EXHIBIT A


                    THIS NOTE HAS NOT BEEN REGISTERED UNDER
            THE SECURITIES ACT OF 1933, AS AMENDED, AND MUST BE HELD
                INDEFINITELY UNLESS SO REGISTERED OR TRANSFERRED
                   IN A TRANSACTION EXEMPT FROM REGISTRATION


[City, State]                                                               $*/
_____________________,                                Original Principal Amount




                                PROMISSORY NOTE


                 FOR VALUE RECEIVED, the undersigned, CONTINENTAL AIRLINES, INC., a Delaware corporation [and debtor-in-possession] ("Borrower"), hereby promises to pay to [NAME OF APPLICABLE LESSOR], a [insert applicable jurisdiction] corporation ("Holder"), or its assigns, in lawful money of the United States of America, the principal sum of [INSERT APPLICABLE "TOTAL DEFERRED AMOUNT" DUE UNDER PARAGRAPH 10 OF THE STIPULATION ($_______________.__)] (the "Principal"), together with interest at the rate of twelve percent (12%) per annum calculated on the basis of a 360 day year consisting of twelve 30-day months (the "Interest Rate"), which interest shall accrue on the outstanding Principal from and including April 1, 1992 to but excluding the date on which the Principal and all accrued interest are paid in full. The Principal of, and accrued interest on, this Note shall be payable in accordance with the provisions of Section 2 hereof. The entire unpaid Principal of this Note, together with accrued and unpaid interest thereon, it any, shall be finally due and payable on the Maturity Date (as hereinafter defined). All amounts of Principal and, to the extent permitted by applicable law, interest which are not paid when due in accordance with the provisions of
Section 2 hereof shall bear interest from the date such Principal and interest payment was due until paid at the Default Rate (hereinafter defined) (calculated on the basis of a 360 day year consisting of twelve 30-day months).

                 Section 1. Certain Definitions. As used herein, the following terms have the following meanings:

                 1.1 "Default" means the occurrence of one or mare o the following events:





__________________________________

*/ Interest applicable "Total Deferred Amount" due under Paragraph 10 of the Stipulation.

                          (a) The failure of Borrower to pay any amounts of Principal or interest thereon due on this Note within ten (10) Business Days (as defined in the Lease) of when the same become due and payable in accordance with the terms hereof; or

                          (b) The failure of Borrower to perform, observe, and comply with any covenant, agreement, or condition (other than the covenant to pay amounts of Principal or interest thereon due under this Note) contained in this Note including, without limitation, those covenants and agreements set forth in Section 4 hereof, and the continuation of such a failure for a period of forty-five (45) days following written notice to Borrower from the Holder of the continuation of such failure; or

                 (c) The occurrence of an "Event of Default" as such term is defined in the Lease, subject to the provisions therein concerning notice and/or opportunity to cure such Event of Default, or a default under the Stipulation (after giving effect to the grace periods provided for in paragraph 22 thereof) insofar as it relates to the Lease or the equipment subject thereto.

                 1.2 "Default Rate" means the rate per annum equal to the lesser of (a) fourteen percent (14%), or (b) the highest rate then permitted by law for any period during which the Principal shall be overdue; provided, however, that if no such highest rate exists, then the rate specified in clause
(a) preceding shall apply.

                 1.3      "Lease" means [insert applicable Lease definition.]

                 1.4      "Maturity Date" means February 1, 1993.

                 1.5      "Stipulation" mean [insert name of Stipulation].

                 Section 2. Payments of Principal and Interest.

                 (a) Payment of Principal and the interest accrued at the Interest Rate on the unamortized portion of the Principal shall be made in twelve (12) equal monthly installments of Principal and interest commencing on March 1, 1992 and thereafter on the first Business Day (as defined in the Lease) of each of the next eleven (11) months.

                 (b) Notwithstanding the foregoing, at the Maturity Date, the entire unpaid balance of Principal and all accrued and unpaid interest shall be finally due and payable.

                 Section 3. Prepayments. Borrower shall be entitled to prepay the unpaid Principal, at any time and from time to time, in whole or in part, without premium or penalty, but only if all accrued and unpaid interest on this Note is paid to the date of such prepayment.

                 Section 4. Events of Default and Remedies. The entire unpaid Principal, and all accrued interest, if any, on this Note shall immediately become due and payable at the option of the Holder hereof upon the occurrence of a Default. In the event a Default shall have occurred, the holder of this Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or in aid of the exercise of any power or right granted by this Note or to enforce any other legal or equitable right of the holder of this Note, including any rights accorded Holder under the Stipulation.

                 Section 5.       No Partnership or Agency Intended; Indemnity.

                          (a) Nothing contained herein is intended, or shall in any way be construed, so as to create any form of partnership or agency relationship between Borrower and Holder. The parties hereby expressly disclaim any intention of any kind to create any such partnership or agency relationship between themselves hereby. Accordingly, in no event shall Holder be liable for any of the debts, obligations, or liabilities of Borrower as a result of the execution of this Note.

                          (b) Holder shall have the benefit of the same indemnities as Lessor under the Lease but subject to the same conditions and exceptions.

                 Section 6. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right. The remedies provided to Holder herein are cumulative of any other rights and remedies available at law or in equity and enforcement by the holder of this Note shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

                 Section 7. Waiver. Borrower and each and other party, if any, ever liable for the payment of any sue of money payable or this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, dishonor and notice of dishonor, notice of intention to accelerate, notice of protest, notice of acceleration and any and all lack of diligence or any delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof or by any indulgences, and hereby consent to any and all





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
renewals, extensions or indulgences, regardless of the number of such renewals, extensions or indulgences.

                 Section 8. Attorneys' Fees and Costs. If a Default shall occur and thereafter this Note is placed in the hands of an attorney for collection, or if this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case, Borrower promises to pay all reasonable costs of collection, including but not limited to reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

                 Section 9. Notices. Any notice or other communication permitted or required to be given hereunder by one party to the other shall be given in accordance with the Lease. If the Holder is not a party to the Lease, the Holder agrees to provide Borrower all notice information reasonably requested by Borrower.

                 SECTION 10. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION OF THIS NOTE.

                 Section 11. Headings; Construction. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof, words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein which are either singular or plural shall be construed to include the other where appropriate.

                 Section 12. Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Borrower shall bind its successors and assigns, whether so expressed or not; provided, however, that Borrower may not, without the prior consent of Holder, assign any rights, duties, or obligations under this Note except in connection with an assignment of Borrower's rights, obligations and duties under the Lease to the extent permitted thereunder and under the Stipulation. All rights, duties and privileges of Holder under this Note shall insure to the benefit of any successors and assigns, whether in whole or in part, of Holder.

                 SECTION 13. Payments. Unless otherwise directed in writing by Holder, Borrower shall make all payments or prepayments on this Note in accordance with the provisions of Section _ of the Lease. All payments received in respect of this Note shall be applied first, to discharge any amounts owing under Section 8 hereof; second, to discharge any obligations owing under Section 5(b) hereof; third, to the payment of accrued and unpaid interest; fourth, to the payment of any Principal due and owing; and fifth, to the prepayment of Principal in the inverse order of maturity in accordance with
Section 3 hereof.





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
                 IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first above written.

                                                   CONTINENTAL AIRLINES, INC.
                                                   [Debtor-in-Possession]


                                                   By:
                                                        ------------------------
                                                        Name:
                                                        Title:


[Promissory Note]





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
                                                                       EXHIBIT B

                                 MODIFICATIONS


         Modifications applicable to each aircraft can summarized in the following categories:

Aging          Any act associated with Continental's FAA mandated Aging

               Aircraft Program which support continuing structural airworthiness of aircraft as they age beyond their original design goal by specifying a minimum acceptable level of structural maintenance. This program will include implementation of airworthiness directives, service bulletins, and corrosion control methods.

Avionics Addition of systems and/or improvements to the aircraft not affiliated with the Aging Aircraft program, which would include TCAS (Traffic-alert Collision Avoidance System), Windshear detection systems, ACARS (Aircraft Communication, Addressing and Reporting System), Teleflex Cargo Landing System, Fire Containment Systems (specifically insulation of cargo holds).

New Image/     Transformation of aircraft interiors and exteriors to
Identity       Continental's New Image/Identity Program. Exterior Modifications
               consist of painting the aircraft.  Interior Modifications include
               1) carpeting of floors, 2) repainting (or replacement of decorative material) of sidewalls, doors, bins, seat shrouds, toilet shrouds and surfaces (walls, bulkheads, dividers, ceilings) of cabin, galleys and lavatories, 3) leather or cloth exteriors and cushions for seats, 4) replacement of interior lights and aisle path lighting, 5) placards (signage), 6) interior upgrades (hot galleys, closets, required seat replacements and overhead bins), and 7) other miscellaneous improvements (seat track covers, window shades, and curtains).





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